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                                                                      EXHIBIT 22



                              LA-MAN CORPORATION
                                 SUBSIDIARIES



LA-MAN CORPORATION (Nevada)

    Certified maintenance Services, Inc. (Florida)

    Don Bell Industries, Inc. (Florida)

          Don Bell Industries of Nevada, Inc. (Nevada)

    Nevada SEMCO, Inc. (Nevada)

          J.M. Stewart Corporation (Florida)

                 TracTel Communications, Inc. (Florida)

          J.M. Stewart Industries, Inc. (Florida)

    Vision Trust Marketing, Inc. (Florida)